UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 9, 2005
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-14310 (Commission File Number)	41-1838504 (IRS Employer Identification Number)

1 IMATION PLACE OAKDALE, MINNESOTA (Address of principal executive offices)	55128 (Zip Code)
Registrant’s telephone number, including area code: (651) 704-4000
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement, Item 7.01. Regulation FD Disclosure
(a) On November 9, 2005, the Company’s Compensation Committee approved an amendment to the 2005 Stock Incentive Plan (“Plan”) to change the minimum vesting period under the Plan for restricted stock and restricted stock units from three years to one year. This change will allow the Compensation Committee added flexibility in structuring awards under the Plan.
(b) On November 9, 2005, the Company’s Board of Directors approved a change to director equity compensation to allow acceleration of vesting of option and restricted stock grants made under the 2005 Stock Incentive Plan to non-employee directors upon death, disability, or mandatory retirement under the Company’s retirement policy and at the discretion of the Compensation Committee for non-mandatory retirement. This change was made to include the grants made to non-employee directors in May 2005. The Compensation Committee also approved the forms of amendment to make this change to the grants made to non-employee directors in May 2005.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
Exhibit 10.1 2005 Stock Incentive Plan (as amended)
Exhibit 10.2 Amendment to 2005 Stock Incentive Plan Stock Option Agreement for directors
Exhibit 10.3 Amendment to 2005 Stock Incentive Plan Restricted Stock Award Agreement for directors

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.

(REGISTRANT)

Date: November 16, 2005	By:	/s/ Paul R. Zeller
Paul R. Zeller
Vice President, Chief Financial Officer